EXHIBIT 21

INTERNATIONAL SHIPHOLDING CORPORATION

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2006

    Jurisdiction Under

    Which Organized

    ------------------------

International Shipholding Corporation (Registrant)

Delaware

Waterman Steamship Corporation

New York

Sulphur Carriers, Inc.

Delaware

Central Gulf Lines, Inc.

Delaware

Enterprise Ship Company, Inc.

Delaware

Material Transfer, Inc.

Delaware

CG Railway, Inc.

Delaware

RTI Logistics, L.L.C. (1)

Louisiana

Terminales Transgolfo, S.A. de C.V(2)

Mexico

Bay Insurance Company Limited

Bermuda

LCI Shipholdings, Inc.

Marshall Islands

Cape Holding, Ltd.

Cayman Islands

Dry Bulk  Cape Holding, Inc. (3)

Panama

       Dry Bulk Africa, LTD. (3)

British Virgin Islands

              Dry Bulk Australia, LTD. (3)

British Virgin Islands

              Dry Bulk Cedar, LTD. (3)

British Virgin Islands

              Dry Bulk Fern, LTD. (3)

British Virgin Islands

Gulf South Shipping Pte. Ltd.

Singapore

Marco Shipping Co. Pte. Ltd.

Singapore

Marcoship Agencies SDN. BHD.

Malaysia

N. W. Johnsen & Co., Inc.

New York

Resource Carriers, Inc.

Delaware

LMS Shipmanagement, Inc.

Louisiana

LMS Manila, Inc. (4)

Philippines

Lash Intermodal Terminal Co., LLC

Delaware

(1)

50% owned by CG Railway, Inc.

(2)

49% owned by CG Railway, Inc.

(3)

50% owned by Cape Holding, Ltd.

(4)

40% owned by LMS Shipmanagement, Inc.

All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.